                                                                   EXHIBIT 21.01

                           GRIC COMMUNICATIONS, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                  PLACE OF INCORPORATION
                NAME                                  OR ORGANIZATION
-------------------------------------  ---------------------------------------------
GRIC International Corporation.......  Delaware, USA
GRIC Asia-Pacific Pte. Ltd...........  Singapore
GRIC Communications (M) Sdn Bhd......  Malaysia